                                                                    EXHIBIT 4.37

                                                                  CONFORMED COPY

                              DATED 16TH MAY, 2003

                             MARCONI CORPORATION plc

                 -----------------------------------------------

                         INSTRUMENT BY WAY OF DEED POLL

                              RELATING TO WARRANTS
                         IN REGISTERED FORM TO SUBSCRIBE
                            FOR ORDINARY SHARES OF 5P
                         EACH IN MARCONI CORPORATION plc

                 -----------------------------------------------

                                    CONTENTS

CLAUSE                                                                                                     PAGE
1.       Interpretation.................................................................................     1
2.       Constitution and Form..........................................................................     2
3.       Registration and Transfer......................................................................     3
4.       Meetings of Warrant Holders....................................................................     3
5.       Modifications..................................................................................     3
6.       Benefit of this Deed Poll......................................................................     3
7.       US Securities Law..............................................................................     3
8.       Third Party Rights.............................................................................     4
9.       Governing Law and Jurisdiction.................................................................     4

SCHEDULE

1.       Form of Warrant Certificate....................................................................     5
2.       Conditions.....................................................................................    11
3.       Provisions as to Transfer, Transmission and Other Matters......................................    26
4.       Provisions as to Meetings of Warrant Holders...................................................    29

         THIS INSTRUMENT by way of DEED POLL is executed on 16th May, 2003 by MARCONI CORPORATION plc a public company incorporated in England and Wales with registered number 67307 whose registered office is New Century Park, PO Box 53, Coventry, Warwickshire CV3 1HJ.

WHEREAS:

(A) The Company by a resolution of its Board of Directors passed on 26th March, 2003 and a committee of its Board of Directors passed on 16th May, 2003 has determined to create and issue up to 50,000,000 Warrants, each of which will entitle the holder thereof to subscribe for the Specified Number of Shares in the Company at the then applicable Subscription Price.

(B) The Company has determined to execute this instrument by way of Deed Poll in connection with the issue of the Warrants.

THIS DEED POLL WITNESSETH as follows:

1.       INTERPRETATION

(A) In this Deed Poll, unless there is something in the subject matter or context inconsistent therewith, the words and expressions set out below shall bear the following meanings:

         CONDITIONS means the terms and conditions set out in Schedule 2 as modified from time to time in accordance with the provisions set out in the Conditions and CONDITION refers to the relative numbered paragraph of the Conditions; and

         DEED POLL means this Instrument by way of Deed Poll and the Schedules (as modified from time to time in accordance with the terms of this Deed Poll) and includes any instrument which is executed in accordance with the provisions of this Deed Poll and expressed to be supplemental to it.

(B) Words and expressions defined in the Conditions shall, unless there is something in the subject matter or context inconsistent therewith, have the same meaning in this Deed Poll.

(C) Unless the context otherwise requires terms importing the singular number only shall include the plural and vice versa and terms importing persons shall include firms and corporations and terms importing one gender only shall include the other gender.

(D) References in this Deed Poll to Clauses and Schedules shall be construed as references to the Clauses of and Schedules to this Deed Poll and any reference to a sub-clause shall be construed as a reference to the relevant sub-clause of the Clause in which such reference appears. The Schedules form part of this Instrument. The headings in this Instrument do not affect its interpretation.

(E) Any reference, express or implied, to an enactment includes references to:

         (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the date of this Instrument);

         (ii) any enactment which that enactment re-enacts (with or without modification); and

         (iii) any subordinate legislation made (before or after the date of this Instrument) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (i) above, or under any enactment referred to in paragraph (ii) above, and ENACTMENT includes any legislation in any jurisdiction.

2.       CONSTITUTION AND FORM

(A) The Company hereby creates and grants to the persons to whom the Warrants are allotted (or to those persons to whom such Warrants are effectively transferred and on whose behalf application is made for registration as the holders thereof) up to 50,000,000 Warrants in aggregate with, subject to Condition 2(A), rights to subscribe at any time and from time to time during the Subscription Period for the Specified Number of Shares at the applicable Subscription Price in force on the relevant Exercise Date, all as more particularly set out in the Conditions.

(B) The Warrants upon issue may be held in certificated or uncertificated form. Warrants held in uncertificated form shall be held through CREST. The provisions of Condition 8, Clause 3 and Schedule 3 shall apply in relation to the transfer or transmission of Warrants. Subject to the provisions of Condition 8, Clause 3 and Schedule 3, the Warrants are freely transferable.

(C) Each Warrant Holder who wishes to hold Warrants in certificated form shall be entitled to a Warrant Certificate. Joint Warrant Holders will be entitled to only one Warrant Certificate in respect of their joint holding and it shall be delivered to the joint holder who is first-named in the Register in respect of the joint holding or to such other person as the joint holders may in writing direct to the Company.

(D) If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed it may be replaced at the Specified Office upon payment by the claimant of such costs incurred in connection therewith and on such terms as to evidence and indemnity as the Registrar and the Company may reasonably require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

(E) The Company shall comply with the terms of this Instrument and shall observe and perform the provisions of this Instrument which shall be binding on the Company and the Warrant Holders and all persons claiming through or under them respectively. Each Warrant Holder shall be entitled to receive a copy of this Instrument.

(F) The Company shall comply with the provisions of the Warrant Certificates and the Conditions (and, in particular but without limitation, the covenants contained in Condition 4 and the provisions for adjusting the Subscription Price and the Specified Number contained in Condition 5) in all respects and the Warrants shall be held subject to such provisions and Conditions which shall be binding upon the Company and the Warrant Holders and all persons claiming through or under them respectively.

(G) Without prejudice to the generality of sub-clause (F), the Company shall upon exercise of all or any of the Warrants from time to time during the Subscription Period issue and allot the appropriate number of Shares in accordance with the Conditions.

(H) All Warrants which are issued by the Company but are not transferred to plc Shareholders (as defined in the Scheme Document) within 14 days of the Effective Date (as defined in the Scheme Document) of the Corp Scheme (as defined in the Scheme Document) by reason of such plc Shareholders only being entitled to a fractional share of such Warrants may, at the discretion of the Company, be cancelled.

3.       REGISTRATION AND TRANSFER

         Warrants held in uncertificated form shall be transferable in multiples of one Warrant in accordance with the CREST Regulations. Warrants in certificated form shall be transferable in multiples of one Warrant by instrument of transfer substantially in the form of transfer set out in
         Schedule 1 or such other form as may be approved by the Directors of the Company. The Company shall maintain, or procure to be maintained, a register of Warrant Holders holding Warrants. The provisions of
         Schedule 3 relating to the transfer, transmission and registration of Warrants in certificated form shall have full effect as if they had been set out in full in this Deed Poll. Title to the Warrants held in uncertificated form is recorded on the Operator register maintained by the Operator. Title to Warrants held in uncertificated form will pass upon registration of the transfer in the Operator register in accordance with CREST Regulations.

         No Warrants, either in certificated or uncertificated form, shall be transferable or exercisable until the Effective Date.

         If the Effective Date does not occur on or prior to the date falling thirty calendar days after the issue of the Warrants, the Warrants shall automatically become void.

4.       MEETINGS OF WARRANT HOLDERS

         The provisions of Schedule 4 shall have full effect as if they had been set out in full in this Deed Poll.

5.       MODIFICATIONS

(A) Any modification to this Deed Poll may be effected only by deed poll, executed by the Company and expressed to be supplemental to this Deed Poll, and only if it shall first have been sanctioned by an Extraordinary Resolution, unless the modification is only of a formal or minor nature or is to correct a manifest or proven error or is to comply with mandatory provisions of law.

(B)      A memorandum of each supplemental deed shall be endorsed on this Deed
         Poll.

(C) Notice of every modification to this Deed Poll shall be given by the Company to the Warrant Holders in accordance with Condition 12.

6.       BENEFIT OF THIS DEED POLL

(A) The Company hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Deed Poll shall enure to each and every Warrant Holder.

(B) Each Warrant Holder shall be entitled severally to enforce the said covenants, obligations and conditions against the Company insofar as each Warrant Holder's Warrants are concerned, without the need to join the original allottee of any Warrant or any intervening purchaser or transferee of a Warrant or other Warrant Holder in the proceedings for enforcement.

7.       US SECURITIES LAW

         The Company has filed a Registration Statement, and shall use reasonable endeavours to have the Registration Statement declared effective and kept effective throughout the Subscription Period, subject to the provisions of Condition 2(E).

8.       THIRD PARTY RIGHTS

         A person who is not a party to this Deed Poll has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed Poll, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

9.       GOVERNING LAW AND JURISDICTION

         This Deed Poll is governed by, and shall be construed in accordance with, English law.

         The English Courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed Poll and the Company and each Warrant Holder irrevocably submit to the exclusive jurisdiction of the English Courts.

         The Company and each Warrant Holder irrevocably waive any objection to the English Courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

IN WITNESS whereof this Instrument has been duly executed as a deed poll the day and year first above written.

EXECUTED as a deed by              )
MARCONI CORPORATION plc            )
acting by           and            )

                                   )      ...JOHN DEVANEY.......................
                                          Director

                                          .........MARY SKELLY..................
                                          Secretary

                                   SCHEDULE 1

                           FORM OF WARRANT CERTIFICATE

MR A SAMPLE
MR B SAMPLE
MR C SAMPLE
MR D SAMPLE
1 PRINT ROW
REDLAND
BRISTOL
BS98 5XY

012345

Please check that your name and address details are correct. If there are any errors in your address or you move to a new address, please fill in the correct information overleaf. Sign the form where indicated and return to Computershare Investor Services PLC, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol, BS99 7NH. Do not send the Warrant Certificate with the address slip.

If you have changed your name, please forward a certified copy of the legal document confirming your change of name, together with your original Warrant Certificate, to Computershare Investor Services PLC.

PLEASE DO NOT DETACH THIS COUNTERFOIL UNLESS YOU WANT TO NOTIFY THE REGISTRAR OF A CHANGE TO YOUR ADDRESS DETAILS.

Reference No.         XXXXXXXXX         Transfer No.        Certificate No.     XXXXXXXXX             Number of Warrants
                                           XX/XX

                             MARCONI CORPORATION plc

          (Registered in England and Wales with limited liability under the Companies Acts 1862 to 1898)
                          (Registered Number: 00067307)

                    WARRANTS TO SUBSCRIBE FOR ORDINARY SHARES

         THE SUBSCRIPTION PRICE PER SHARE (SUBJECT TO ADJUSTMENT): 150p.

NO WARRANTS SHALL BE TRANSFERABLE OR EXERCISABLE UNTIL THE EFFECTIVE DATE (AS DEFINED IN THE CONDITIONS DESCRIBED BELOW). IF THE EFFECTIVE DATE DOES NOT OCCUR ON OR PRIOR TO THE DATE FALLING THIRTY CALENDAR DAYS AFTER THE ISSUE OF THE WARRANTS, THE WARRANTS AUTOMATICALLY BECOME VOID.

THE ORDINARY SHARES ISSUABLE ON EXERCISE OF THIS WARRANT WILL BE ISSUED ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR (2) IN TRANSACTIONS OCCURRING OUTSIDE THE UNITED STATES IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S UNDER THE SECURITIES ACT. EACH EXERCISING HOLDER MAY BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS UPON THE EXERCISE OF THIS WARRANT IN CONNECTION WITH THE REQUIREMENTS OF THE SECURITIES ACT.

THIS IS TO CERTIFY THAT

[    ]

is/are the registered holder(s) of [ ] warrants (WARRANTS) of Marconi Corporation plc (the COMPANY) each entitling the holder(s) thereof to subscribe during the Subscription Period for the Specified Number of Shares at the applicable Subscription Price in force on the relevant Exercise Date, all as defined in and in accordance with the Conditions set out in Schedule 2 to the Deed Poll referred to below.

The Warrants have been issued subject to and with the benefit of an instrument by way of Deed Poll dated 16th May, 2003 and executed by the Company (the DEED POLL, which expression includes any instrument supplemental to the Deed Poll), which is enforceable severally by each Warrant Holder (as defined in the Conditions) against the Company insofar as that Warrant Holder's Warrants are concerned. The Deed Poll and copies of the Memorandum and Articles of Association of the Company are and will be available for inspection by Warrant Holders at the specified office for the time being of the Registrar throughout the Subscription Period (each as defined in the said Conditions). Warrant Holders will be deemed to have notice of all the provisions contained in the Deed Poll and may obtain copies of the Deed Poll upon request to the Company or the Registrar (as defined in the Conditions).

Correspondence regarding the Warrants comprised in this Warrant Certificate should be addressed to the Registrar at the address given below.

Given under the signatures of the Chief Executive Officer and the Secretary of the Company on [date].

Company Secretary                   Chief Executive Officer

This certificate must be surrendered before any transfer of the whole or part of the Shares herein mentioned can be registered. Registrar and Transfer Office:
Computershare Investor Services PLC, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH. You can check your holding at www.computershare.com.

                       CHANGE OF ADDRESS / AMENDED DETAILS

Please check that your name and address details are correct. If there are any errors in your address or you move to a new address, please fill in the correct information below. Sign the form in the signature box indicated, and return to Computershare Investor Services PLC (address overleaf).

If you have changed your name please forward a certified copy of the legal document confirming this together with your original Warrant Certificate to Computershare Investor Services PLC.

House Number              Post Code
[          ]              [       ]

Street/Road Name
______________________________________________

District
______________________________________________

City/County
______________________________________________

The signature of the holder, Executor or Administrator who is registering their change of address is required below. In the case of Corporate Bodies, signatories should state their representative capacity (e.g. Director or Secretary).

Signature (please sign in the box below)
[                                      ]

Daytime Telephone Number
[                      ]

Date
[            ]

                             WARRANT EXERCISE NOTICE

When completed this Warrant Exercise Notice should be submitted together with the cheque referred to below to the Registrar at its Specified Office set out in the Conditions, as stated at the bottom of the certificate overleaf.

To:                 Marconi Corporation plc (the COMPANY)

I/We, the registered holder(s) of the Warrant(s) comprised in the Warrant Certificate attached to this Warrant Exercise Notice hereby give notice of my/our wish to exercise my/our Warrant(s) in respect of [ ]Note (1) Warrant(s) represented by the Warrant Certificate and to subscribe for the Specified Number of Share(s) issuable on exercise of such Warrant(s) in accordance with the Conditions of the Warrants attached as Schedule 2 to the Deed Poll dated 16th May, 2003. Capitalised terms in this Notice have the same meaning as defined terms in the above Conditions.

I/We enclose my/our cheque for L[ ]Note (2) in favour of MARCONI
CORPORATION plc being payment of the full Subscription Price for the total number of Shares for which I/we now wish to subscribe.

PART A

I/We agree to accept the fully paid Share(s) of the Company to be allotted pursuant to this Warrant Exercise Notice subject to the Memorandum and Articles of Association of the Company. I/We hereby irrevocably authorise and request the entry of my/our name(s) in the Register of Shareholders in respect thereof. Execution of this Notice by me/us constitutes a representation by me/us that, at the time of the execution of this notice, I am/we are not, and I am/we are not a nominee of or agent for, either a person whose business is, or includes, issuing depositary receipts or a person whose business is, or includes, the provision of clearance services for the purchase or sale of chargeable securities.

PART B

(Delete if inapplicable)

---------------------------------
Note (1) Please insert here the number of Warrants which you wish to exercise. If no number is inserted, all of the Warrants comprised in this certificate will be treated as being exercised.

Note (2) Please complete. The amount payable is the Subscription Price applicable on the Exercise Date multiplied by the number of Warrants being exercised. If in doubt as to the applicable Subscription Price or the current number of Warrants comprised in any certificate, please enquire of the Registrar. Payment must be made in sterling and the full amount payable must be received by the Company net of any charges or deductions.

I/We hereby authorise and direct you to allot pursuant to this Warrant Exercise Notice to the person(s) who is/are named in and who has/have signed the acceptance(s) in the form(s) of nomination. Execution of this Notice by me/us constitutes a representation by me/us that, at the time of the execution of this notice, such person(s) is/are not, and such person(s) is/are not a nominee of or agent for, either a person whose business is, or includes, issuing depositary receipts or a person whose business is, or includes, the provision of clearance services for the purchase or sale of chargeable securities. Note (3)

PART C

I/We hereby authorise (i) the despatch of a certificate in respect of the Share(s) of the Company to be allotted to me/us, (ii) the despatch of a Warrant Certificate in my/our name(s) for any balance of my/our Warrants remaining exercisable and (iii) the despatch of a cheque for the balance of any moneys (if L10 or more) in respect of any Retroactive Adjustment, by ordinary uninsured post at my/our risk to:

Name:        _________________________________________________________  Note (4)
Address:     ___________________________________________________________________

SIGNATURE(s) of Warrant Holder(s) ____________________  ________________________
                                  ____________________  ________________________

In the case of joint holdings all Warrant holders must sign. In the case of a corporation this form must be executed either under its Common Seal or under the hands of two of its officers duly authorised in writing on its behalf.

DATED this_______________________________day of________________, 200____________

Computershare Investor Services PLC reserves the right to delay taking any action on any particular instructions from you if it considers that it needs to do so to obtain further information from you or to comply with any legal or regulatory requirement binding on it (including the obtaining of evidence of identity to comply with money laundering regulations), or to investigate any concerns that it may have about the validity of or any other matter relating to the instruction.

---------------------------
Note(3) If it is desired to nominate some other person(s) as the allottee(s) of the Shares, application should be made to the Registrar for the appropriate form(s) which must be completed and lodged with this Warrant Certificate.

Note(4) If this space is left blank the Share Certificate (if applicable), Warrant Certificate (if any) and cheque (if any) will be despatched by post at the risk of the person(s) entitled thereto to the registered address of the (first-named) Warrant Holder, details of which appear in the Register.

                           FORM OF TRANSFER OF WARRANT

WARRANT TRANSFER FORM

                 (Above this line for Registrars only)
--------------------------------------------------------------------------------
                                           Certificate lodged with the Registrar

   Consideration Money L....    (For completion by the Registrar/Stock Exchange)
--------------------------------------------------------------------------------
Name of undertaking.             Marconi Corporation plc
--------------------------------------------------------------------------------
Description of Security.         Warrant(s) of Marconi Corporation plc
--------------------------------------------------------------------------------
Number of Warrants,              Words                             Figures
in words and figures.
                                                             (                 )
--------------------------------------------------------------------------------
Name(s) of registered            In the name(s) of
holder(s) should be given in
full: the address should be
given where there is only
one holder.

If the transfer is not made by
the registered holder(s)
insert also the name(s) and
capacity (e.g. Executor(s)),
of the person(s) making the
transfer.
--------------------------------------------------------------------------------
I/We hereby transfer the above security          Stamp of Selling Broker(s) or,
out of the name(s) aforesaid to the person(s)    for transactions which are not
named below.                                     stock exchange transactions, of
                                                 Agent(s), if any, acting for
                                                 the Transferor(s).

        Signature(s) of transferor(s)

1. ------------------------------------------

2. ------------------------------------------

3. ------------------------------------------

4. ------------------------------------------   Date  __________________________

A Body corporate should execute this transfer
  under its common seal or under the hand of
  two of its officers duly authorised in
  writing on its behalf.
--------------------------------------------------------------------------------

Full name(s), full postal
address(es) (including
Country or, if applicable,
Postal District number) of
the person(s) to whom the
security is transferred.

Please state title, if
any, or whether Mr., Mrs.
or Miss.

Please complete in type or
in Block Capitals.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I/We request that such entries be made in the register as are necessary to give effect to this transfer.
--------------------------------------------------------------------------------
                                             Stamp or name and address of person
                                             lodging this form
Stamp of Buying Broker(s) (if any).        (if other than the Buying Broker(s)).
--------------------------------------------------------------------------------
                                       My Name
                                       My Address
                                       My Postcode

                                       DX DXExch
                                       Tel
--------------------------------------------------------------------------------
Reference to the Registrar in this form means the registrar or registration agent of the undertaking, not the Registrar of Companies at Companies House

NOTE:

1. This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions endorsed on the Warrant to which this form of transfer relates and must be executed under the hand of the transferor or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing on its behalf.

2. The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of the relevant Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                   SCHEDULE 2

                                   CONDITIONS

1.       (A)      In these Conditions, unless there is something in the subject matter or context inconsistent therewith, the words and expressions set out below shall have the following meanings:

                  ACT means the Companies Act 1985;

                  CERTIFICATED means a security which is not in uncertificated form;

                  COMPANY means Miranda Corporation plc, a company incorporated under the Companies Act 1862 to 1898 and registered in England and Wales with registered number 67307;

                  CONDITIONS means the terms and conditions set out herein as modified from time to time in accordance with the provisions set out herein and Condition refers to the relative numbered paragraph of the Conditions;

                  CORP SCHEME means the scheme of arrangement of the Company including any modifications of, additions or conditions to, that scheme of arrangement as approved or imposed by the Court pursuant to Section 425 of the Act;

                  COURT means the High Court of Justice of England and Wales;

                  CREST means the system enabling title to securities to be evidenced and transferred in uncertificated form operated by CREST Co. Limited in accordance with the CREST Regulations;

                  CREST REGULATIONS means the Uncertificated Securities Regulations 2001 (SI 2001/3755), as amended;

                  DEED POLL means the instrument by way of a deed poll to be dated prior to the Effective Date and executed by the Company under which the Warrants are constituted;

                  EFFECTIVE DATE means the date on which an office copy of the order of Court sanctioning the Corp Scheme shall have been delivered to the Registrar of Companies for registration;

                  EXERCISE DATE means the London Business Day next following the date on which the requirements relating to the exercise of the Warrants in Condition 2 have been complied with in full or, if later, the date on which payment is actually received by the Company in accordance with Condition 2;

                  EXTRAORDINARY RESOLUTION means a resolution passed at a meeting of the Warrant Holders duly convened and held and carried by a majority consisting of not less than three-fourths of the votes cast upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on a poll;

                  INDEPENDENTLY DETERMINED means determined by an independent investment bank of international repute in London selected by the Company and acting as an expert;

                  LONDON BUSINESS DAY means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in London;

                  OPERATOR means CREST Co. Limited or any additional or alternative operator from time to time approved by the Company in relation to the Warrants and in accordance with the CREST Regulations;

                  OPERATOR REGISTER means the Operator register of corporate securities (as defined in the CREST Regulations);

                  REGISTER means the register of Warrant Holders holding Warrants in certificated form required to be maintained pursuant to Clause 3 of the Deed Poll;

                  REGISTRAR means Computershare Investor Services plc or any other person who is appointed by the Company to maintain the Register at any time;

                  REGISTRAR OF COMPANIES means the registrar or other officer performing under the Act the duty of registration of companies in England and Wales and including a deputy registrar;

                  REGISTRATION STATEMENT means a registration statement filed by the Company with the SEC in respect of the Warrants and the Shares issuable on exercise of the Warrants;

                  SCHEME DOCUMENT means a circular sent to certain creditors of the Company and to certain creditors of Miranda plc dated 31 March, 2003 setting out proposals in relation to, inter alia, a scheme of arrangement between the Company and certain of its creditors pursuant to Section 425 of the Act;

                  SEC means the U.S. Securities and Exchange Commission;

                  SECURITIES ACT means the U.S. Securities Act of 1933, as amended;

                  SHARES means the ordinary shares (currently of 5p each) in the capital of the Company as authorised from time to time and all other (if any) stock or shares in the equity share capital of the Company from time to time and for the time being ranking pari passu therewith and all other (if any) shares or stock in the equity share capital of the Company resulting from any sub-division, consolidation or re-classification of the Shares;

                  SPECIFIED NUMBER means, in relation to each Warrant, one Share, unless there has been an adjustment to the number of Shares issuable on exercise of a Warrant pursuant to Condition 5(A), in which case it means such adjusted number of Shares issuable on exercise of each Warrant as has, from time to time, been determined in accordance with such Conditions;

                  SPECIFIED OFFICE means the office of the Registrar specified below or any other office of the Registrar which may from time to time be notified to Warrant Holders in accordance with Condition 12;

                  SUBSCRIPTION PERIOD means the period commencing on (and including) the date following the day upon which Warrants are first issued under the Deed Poll and expiring on (and including) the fourth anniversary of the date of issue (or, if that is not a London Business Day, the preceding London Business Day), provided that with respect to any Warrant held by a person in the United States (as defined in Regulation S under the Securities Act), the Subscription Period will not commence until the date on which the Registration Statement is declared effective by the SEC;

                  SUBSCRIPTION PRICE means the amount payable in respect of each Specified Number of Shares for which the holder of one Warrant is entitled upon exercise of the Warrant to require the subscription, such amount being 150p per Specified Number of Shares or such other amount as may for the time being be applicable in accordance with the provisions of Condition 5;

                  SUBSCRIPTION RIGHTS means the subscription rights in respect of Shares granted by the Company to Warrant Holders pursuant to the Deed Poll, or such of those rights as are for the time being outstanding;

                  SUBSIDIARY means any subsidiary within the meaning of Section 736 of the Act;

                  SUPERVISORS means the persons holding office as supervisors of the Corp Scheme from time to time;

                  THE STOCK EXCHANGE means the London Stock Exchange plc or any other body to which its functions have been transferred (or, to the extent the Shares are no longer listed, quoted or admitted to trading on the London Stock Exchange plc, such other body on which the Shares are listed, quoted or admitted to trading);

                  UNCERTIFICATED means a security which is for the time being recorded on the relevant Operator register as being held in CREST, and title to which, by virtue of the CREST Regulations, may be transferred by way of CREST;

                  WARRANT CERTIFICATES means the certificates to be issued in the name of Warrant Holders holding their Warrants in certificated form substantially in the form set out in the First Schedule to the Deed Poll, as from time to time modified in accordance with the provisions set out in the Deed Poll;

                  WARRANT EXERCISE NOTICE means a notice substantially in the form set out on the reverse of each Warrant Certificate which must be completed in order to exercise the Warrant comprised in that Warrant Certificate or, in the case of Warrants held in uncertificated form, such form of notification as complies with Condition 2(A)(i);

                  WARRANT HOLDER means, in relation to any Warrant held in uncertificated form, the Accountholder (as defined in Condition 8) and, in relation to any Warrant in certificated form, the person or persons who is or are for the time being registered in the Register as the holder or joint holders of a Warrant; and

                  WARRANTS means the rights created by the Deed Poll entitling the Warrant Holders, upon the valid exercise of such rights, to subscribe for Shares on the terms set out in the Deed Poll and in the Conditions.

         (B) Unless the context otherwise requires terms importing the singular number only shall include the plural and vice versa, terms importing persons shall include firms and corporations and terms importing one gender only shall include the other gender.

2.       (A)      Each Warrant may be exercised at any time during the
                  Subscription Period, provided it is on or after the Effective
                  Date, by either:

                  (i), in the case of Warrants held in uncertificated form, arranging for the payment in favour of the Company, through CREST, of the aggregate Subscription Price for the Shares being subscribed (as provided in sub-paragraph 2(B) below) and sending to the Registrar, via the Operator, a Warrant Exercise Notice, being a properly authenticated dematerialised instruction:

                  (1) in the form from time to time prescribed by the directors of the Company (the DIRECTORS) and having the effect determined by the Directors from time to time; and

                  (2) that is addressed to the Company, is attributable to the Warrant Holder and identifies (in accordance with the form prescribed by the Directors as aforesaid) the number of Warrants in respect of which the Subscription Rights are to be exercised;

                           provided always that

                  (3) the Directors may in their discretion permit a Warrant Holder in uncertificated form to exercise his Subscription Rights by some other means (including if the Company or any sponsoring system-participant acting on behalf of the Company is unable, at any time and for any reason, to receive properly authenticated dematerialised instructions);

                  (4) the Directors may in their discretion require, in addition to receipt of a properly authenticated dematerialised instruction as referred to above, the Warrant Holder in uncertificated form to complete and deliver to the Company (or its Registrar) on or within 28 London Business Days prior to the relevant Exercise Date, a notice in such form as may from time to time be prescribed by the Directors;

                  (5) the Directors may in their discretion determine when any such properly authenticated dematerialised instruction and/or other instruction or notification is to be treated as received by the Company or by such other person as it may require for those purposes, being the date on which such notice is deemed delivered;

                  (6) for the avoidance of doubt, the form of the properly authenticated dematerialised instruction as referred to above, may be such as to divest the Warrant Holder concerned of the power to transfer such Warrant to another person; and

                  (7) all notices, instructions and any other provisions required to be complied with pursuant to this sub-paragraph 2(A)(i) shall be subject always to the facilities and requirements of CREST, CREST Regulations and the Operator; or

                  (ii), in the case of Warrants in certificated form, by delivery of the Warrant Certificate evidencing title to the Warrant to the Specified Office during normal business hours on any London Business Day together with the Warrant Exercise Notice endorsed on it duly completed and executed and accompanied by payment in favour of the Company, as provided below.

                  The exercise of Warrants under Condition 2(A)(i) and 2(A)(ii) shall be irrevocable and must be made subject to, and in compliance with, any applicable fiscal and other laws and regulations for the time being in force and upon payment of any taxes, duties and other governmental charges payable by reason of the exercise (other than United Kingdom taxes and duties imposed on the Company).

         (B) Payment by a Warrant Holder on the exercise of any Warrant shall be made by the payment in sterling of the Subscription Price applicable on the Exercise Date either, in the case of Warrants held in uncertificated form, through CREST in accordance with CREST Regulations or, in the case of Warrants in certificated form, by cheque sent to the Registrar, in each case in favour of the Company.

         (C) Each Warrant entitles its holder to subscribe for the Specified Number of Shares at the then applicable Subscription Price.

         (D) Notwithstanding anything herein to the contrary, unless satisfied that the exemption from registration provided by Regulation S under the Securities Act is available, the Directors may in their discretion refuse to permit any Warrant Holder to exercise his Subscription Rights: (i) at any time when a Registration Statement under the Securities Act is not effective with respect to such exercise and the issuance of Shares arising on such exercise or (ii) during any Blackout Period imposed as described in Condition 2(E) below.

         (E) In the event that, in the opinion of the Directors, it is advisable to suspend use of the Registration Statement or the prospectus forming a part of the Registration Statement, due to (i) any request by the SEC or any other US federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information; (ii) the issuance by the SEC or any other US federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation or threat of any proceedings for that purpose;
                  (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; (iv) the existence of any fact or the happening of any event which makes any statement of a material fact in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Directors' determination that a post-effective amendment to the Registration Statement would be appropriate; or (vi) pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Directors believe public disclosure will be prejudicial to the Company, the Company shall give written notice to the Registrar to the effect of the foregoing and to the effect that the Warrants may not be exercised during such time period as may be specified in such notice (a BLACKOUT PERIOD). In the event that the Warrant Holder seeks to exercise his Subscription Rights during a Blackout Period, the Registrar will notify the Warrant Holder, in accordance with Condition 12, that a Blackout Period is in effect. In no event shall the Company impose a Blackout Period within sixty (60) days prior to the expiration of the Subscription Period.

         (F) The Registrar, and the Company, reserve the right to delay taking any action on any particular instructions from the Warrant Holder if the Registrar considers that it needs to do so to obtain further information from the Warrant Holder or to comply with any legal or regulatory requirement binding on it (including the obtaining of evidence of identity to comply with money laundering regulations), or to investigate any concerns it may have about the validity of or any other matter relating to the instruction.

3.       (A)      Provided the requirements of Condition 2 have been satisfied, the Company shall allot the Specified Number of Shares issuable on the exercise of the relevant Warrants not later than 10 London Business Days after the Exercise Date (or, in the case of any Shares to be allotted and issued pursuant to Condition 5(A)(iv)(g) as a result of a Retroactive Adjustment
                  (as defined in Condition 5(A)(iv)(g)), not later than 10
                  London Business Days after the relevant adjustment to the Specified Number takes place).

         (B) All Shares so allotted shall be fully paid and shall rank pari passu in all respects with the other fully paid Shares in issue on the Exercise Date, and shall accordingly entitle the holders of those Shares to participate in full in all dividends and distributions paid or made on the Shares after the Exercise Date, other than any dividend or other distribution which shall previously have been announced, declared, recommended or resolved by the Directors to be paid or made on the Shares, the record date for which is prior to the Exercise Date and notice of the intended dividend or other distribution and of the record date shall have been given in accordance with the rules of The Stock Exchange prior to the Exercise Date.

         (C) In the case of Warrants in uncertificated form, Shares arising on exercise of any such Warrants shall be allotted and issued in uncertificated form and credited by the Operator (in accordance with the instructions of the Company and CREST Regulations) to the CREST stock accounts of the person or persons designated in the relevant Warrant Exercise Notice within 10 London Business Days after the Exercise Date (subject as set out in Condition 3(A) in relation to a Retroactive Adjustment). In the case of the exercise of Warrants in certificated form, the Company will by not later than 20 London Business Days after the allotment procure the issue of a share certificate in the name of the person stated in the Warrant Exercise Notice and send, or procure the sending of, such certificate to such person at the address stated in the Warrant Exercise Notice or otherwise as directed in accordance with the Warrant Exercise Notice, by ordinary post at the risk of the person entitled to the Shares.

4.       (A)      While any Subscription Rights remain exercisable the Company will, save with the approval of an Extraordinary Resolution and subject as provided in Condition 4(B) below:

                  (i) at all times keep available for issue free from pre-emptive rights out of its authorised but unissued share capital the aggregate Specified Number of Shares as would be issued if all of the Warrants and all other rights of subscription for and exercise into Shares were to be exercised;

                  (ii) not issue or pay up any securities, in either case by way of capitalisation of profits or reserves, other than (1) by the issue of fully paid Shares to the holders of Shares (SHAREHOLDERS) and other holders of shares in the capital of the Company which by their terms entitle the holders thereof to receive Shares on a capitalisation of profits or reserves or (2) by the issue of Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend or
                           (3) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Company which by their terms entitle the holders thereof to receive equity share capital (other than Shares) on a capitalisation of profits or reserves, unless, in any such case, the same gives rise (or would, but for the fact that the adjustment would be less than one per cent. of the Subscription Price then in effect, give rise) to an adjustment of the Subscription Price or the Specified Number on exercise of each Warrant;

                  (iii) not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation, nor issue any other class of equity share capital carrying any rights which are more favourable than such rights, but so that nothing in this Condition 4(A)(iii) shall prevent (1) the issue of any equity share capital to employees (including directors holding executive office), whether of the Company or any of its subsidiary or associated companies, by virtue of their office or employment pursuant to any scheme or plan approved by the Company in general meeting or which is established pursuant to such a scheme or plan which is or has been so approved or (2) any consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa or (3) any modification of such rights which is Independently Determined not to be materially prejudicial to the interests of the Warrant Holders or (4) without prejudice to any rule of law or legislation (including regulations made under Section 207 of the Companies Act 1989 or any other provision of that or any other legislation), the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form into certificated form) or any amendment of the Articles of Association of the Company made in connection with the matters described in this Condition 4 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of securities, including Shares, dealt with under such procedures) or (5) any issue of equity share capital where the issue of such equity share capital results (or would, but for the fact that the adjustment would be less than one per cent. of the Subscription Price then in effect or that the consideration per Share receivable therefor is at least 95 per cent. of the Current Market Price (as defined in Condition 5) per Share, otherwise result) in an adjustment of the Subscription Price and/or the Specified Number or (6) any issue of equity share capital or modification of rights attaching to the Shares where prior thereto it was Independently Determined what (if any) adjustments should be made to the Subscription Price and/or the Specified Number as being fair and reasonable to take account thereof and such determination shall have concluded either that no adjustment is required or that an adjustment resulting in a reduction of the Subscription Price is required and/or an increase in the Specified Number is required and, if so, the new Subscription Price and/or Specified Number as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

                  (iv) procure that no securities (whether issued by the Company or any of its Subsidiaries or procured by the Company or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for or purchase Shares shall subsequently be granted such rights exercisable at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share at close of business on the dealing day last preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the fact that the adjustment would be less than one per cent. of the Subscription Price then in effect, give rise) to an adjustment of the Subscription Price and/or the Specified Number pursuant to Condition 5(A)(iii) and that at no time shall there be in issue Shares of differing nominal values, save where such Shares have the same economic rights;

                  (v) not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the exercise of a Warrant, Shares would (but for the provisions of Condition 5(A)) have to be issued at a discount to their par value or otherwise could not, under any applicable law then in effect, be legally issued as fully paid;

                  (vi) not reduce its issued share capital, share premium account or capital redemption reserve or any uncalled liability in respect thereof, except (a) pursuant to the terms of issue of the relevant share capital or
                           (b) by means of a purchase or redemption of share capital of the Company to the extent permitted by applicable law or (c) as permitted by Section 130(2) of the Act or (d) a reduction of the share premium account which requires the confirmation of the Court and which does not involve the return, either directly or indirectly, of an amount standing to the credit of the share premium account of the Company and in respect of which the Company shall have tendered to the Court such undertaking as it may require prohibiting, so long as any of the Warrants remains outstanding, the distribution (except by way of capitalisation issue) of any reserve which may arise in the books of the Company as a result of such reduction or (e) where the reduction does not involve any distribution of assets and is effected by way of cancellation for the purposes of a scheme of arrangement pursuant to Section 425 of the Act or (f) by way of transfer of reserves as permitted under applicable laws or (g) solely in relation to a change in the currency in which the nominal amount of the Shares is expressed or (h) where the reduction is permitted by applicable law and it is Independently Determined that the interests of Warrant Holders would not be prejudiced by such reduction or (i) where the reduction results in (or would, but for the fact that the adjustment would be less than one per cent. of the Subscription Price then in effect, result in) an adjustment to the Subscription Price and/or the Specified Number; and

                  (vii) endeavour to ensure that the Shares issued upon exercise of any Warrant will be admitted to the Official List (as defined in Condition 5) and will be listed, quoted or traded on any other stock exchange or securities market on which the Shares may then be listed or quoted or traded.

         (B) Nothing in this Condition 4 shall prevent, and no adjustment to the Subscription Price and/or the Specified Number shall be made as a result of, any actions taken by the Company to effect the capital reduction described in the Scheme Document or any issue of Shares pursuant to the Corp Scheme.

5.       (A)      The Subscription Price or the Specified Number, as specified below, will be adjusted in the following circumstances:

                  (i) Consolidation or Subdivision: If there shall be an alteration to the nominal value of the Shares as a result of consolidation or sub-division, the Specified Number shall be adjusted in accordance with the following formula:

                           NE = OE x n/N

                           where:

                           NE       means the Specified Number after adjustment;

                           OE       means the Specified Number prior to
                                    adjustment;

                           N means the number of Shares outstanding immediately before such event; and

                           n means the number of Shares outstanding immediately following such event.

                           Such adjustment shall become effective on the date of such alteration.

                  (ii) Capitalisation of Profits or Reserves: If and whenever the Company shall issue any Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than Shares issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend which the Shareholders would or could otherwise have received, the Specified Number shall be adjusted in accordance with the following formula:

                           NE = OE x n/N

                           where:

                           NE       means the Specified Number after adjustment;

                           OE       means the Specified Number prior to
                                    adjustment;

                           N means the number of Shares outstanding immediately before such event; and

                           n means the number of Shares outstanding immediately following such event.

                           Such adjustment shall become effective on the date of issue of such Shares.

                  (iii) Other Events: If the Company determines that an adjustment should be made to the Subscription Price and/or the Specified Number as a result of one or more events or circumstances not referred to in Conditions 5(A)(i) and (ii), the Company shall, at its own expense and acting reasonably, have Independently Determined as soon as practicable what adjustment (if any) to the Subscription Price and/or the Specified Number is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination. No such adjustment will be made where the effect would be to vary the Subscription Price by less than one per cent.

                  (iv)     General

                           (a) On any adjustment to the Subscription Price pursuant to this Condition 5(A), the resultant Subscription Price, if not an integral multiple of one penny, shall be rounded to the nearest whole penny (0.5 pence being rounded upwards). No adjustment shall be made to the Subscription Price where such adjustment (rounded if applicable) would be less than one per cent. of the Subscription Price then in effect. Any adjustment not required to be made, and any amount by which the Subscription Price has been rounded, shall be carried forward and taken into account in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the prior relevant time. Notice of any adjustments to the Subscription Price or the Specified Number shall be given to the Warrant Holders in accordance with Condition 12 as soon as practicable after the determination thereof.

                           (b)      No adjustment will be made to the
                                    Subscription Price or the Specified Number where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to employees (including directors holding executive office) of the Company or any Subsidiary or any associated company of the Company pursuant to any employees' share scheme (as defined in Section 743 of the Act or any modification or re-enactment thereof).

                           (c) The Subscription Price may not be reduced and the Specified Number may not be adjusted so that, on exercise of the Warrants, Shares would be issued at a discount to their nominal value.

                           (d) Where more than one event which gives or may give rise to an adjustment to the Subscription Price or the Specified Number occurs within such a short period of time that it is Independently Determined that a modification to the operation of the adjustment provisions is required in order to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by such investment bank to be in its opinion appropriate to give such intended result.

                           (e) Where the circumstances giving rise to any adjustment pursuant to this Condition 5(A) have already resulted or will result in an adjustment to the Subscription Price and/or the Specified Number or where the circumstances giving rise to any adjustment arise by virtue of any other circumstances which have already given or will give rise to an adjustment to the Subscription Price and/or the Specified

                                    Number, such modification shall be made to the operation of the provisions of this Condition 5(A) as may be Independently Determined to be appropriate to give the intended result.

                           (f)      If any doubt shall arise as to the
                                    appropriate adjustment to the Subscription
                                    Price and/or the Specified Number a
                                    certificate providing the Independently
                                    Determined adjustment shall be conclusive and binding on all concerned, save in the case of manifest or proven error.

                           (g) If the Exercise Date in relation to any Warrant shall be after the record date for any such issue as is mentioned in Condition 5(A)(ii), but before the adjustment becomes effective under this Condition 5(A) (such adjustment a RETROACTIVE ADJUSTMENT), the Company shall (conditional upon the Retroactive Adjustment becoming effective) procure that there shall be allotted to the relevant Warrant Holder, in accordance with the provisions of Condition 3, such number of additional Shares as, together with the Shares allotted or to be allotted to the relevant Warrant Holder on exercise of the relevant Warrant, is equal to the number of Shares which would have been required to be allotted on exercise of such Warrant if the relevant adjustment to the Specified Number (reflecting the event referred to in Condition 5(A)(ii)) had in fact been made and become effective immediately after the relevant record date.

                           (h)      References to any issue or offer to
                                    Shareholders AS A CLASS BY WAY OF RIGHTS shall be taken to be references to an issue or offer to all or substantially all Shareholders by way of rights other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange in any territory or in connection with fractional entitlements, or any other disapplication right of the Directors of the Company granted in the Articles, it is determined not to make such issue or offer.

                  (vi)     Fractions of Shares

                           No exercise of Warrants shall result in the issue of a fraction of a Share (including, for the avoidance of doubt, by virtue of a Retroactive Adjustment). If a Warrant Holder exercising his Warrants would, but for the preceding sentence and after aggregating all Warrants being exercised by him, be entitled to receive a number of Shares which includes a fraction of Shares, such Warrant Holder's entitlement to receive such number shall be rounded down to the nearest integral number of Shares to exclude fractions, whereupon he shall be paid the amount (in sterling) equal to the value of the fraction of Share forgone, as determined by the Company. Such payment shall be made, in each case subject to any applicable exchange control or other laws or regulations, (A) in the case of a Warrant held in uncertificated form, to the relevant Warrant Holder's cash memorandum account with the Operator in accordance with the rules of the Operator or (B) in the case of a Warrant held in certificated form, by cheque by ordinary uninsured mail to the exercising Warrant Holder (in accordance with the instructions contained in the Warrant Exercise Notice but at the risk of the exercising Warrant Holder).

         (B)      For the purposes of paragraph (A) of this Condition:

                  CURRENT MARKET PRICE means, in respect of a Share at a particular date, the average of the bid and offer quotations published by, or derived from, the Relevant Stock Exchange for one Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five day period the Shares shall have been quoted ex-dividend (or ex-any other entitlement) and during some other part of that period the Shares shall have been quoted cum-dividend (or cum-any other entitlement) then:

                  (a) if the Shares to be issued do not rank for the dividend (or other entitlement) in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend or other entitlement (where it is a cash dividend or entitlement) or, as the case may be, the Fair Market Value of that dividend or other entitlement (where it is not a cash dividend or entitlement) per Share as at the date of announcement of such dividend or entitlement (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom); or

                  (b) if the Shares to be issued do rank for the dividend (or other entitlement) in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount, and provided further that if the Shares on each of the said five dealing days have been quoted cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Shares to be issued do not rank for that dividend (or other entitlement) the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend or other entitlement (where it is a cash dividend or entitlement) or, as the case may be, the Fair Market Value of that dividend or other entitlement (where it is not a cash dividend or entitlement) per Share as at the date of announcement of such dividend or entitlement (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom).

                  DEALING DAY means a day on which the Relevant Stock Exchange is open for business and Shares may be dealt in on the Relevant Stock Exchange.

                  DIVIDEND means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of shares or other securities credited as fully or partly paid up (other than an issue of Shares falling within Condition 5(A)(ii) by way of capitalisation of profits or reserves)).

                  EQUITY SHARE CAPITAL has the meaning ascribed to it in Section 744 of the Act.

                  FAIR MARKET VALUE means, with respect to any property on any date, the Independently Determined fair market value of that property provided that (1) the fair market value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend, (2) where options, warrants or other rights are publicly traded in a market of adequate liquidity, as Independently Determined, the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded, or such shorter period as such options, warrants or other rights are publicly traded, (3) where options, warrants or other rights are not publicly traded (as aforesaid), the fair market value of such options, warrants or other rights will be as Independently Determined on the basis of a commonly accepted market valuation method and taking account of such factors as are Independently Determined to be appropriate, including the market price per Share, the dividend yield of a Share, the volatility of such market price, prevailing interest rates and the terms of such options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof, and
                  (4) in the case of (1), converted into sterling (if declared or paid in a currency other than sterling) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid the cash Dividend in sterling; and in the absence of such a stated rate of exchange and in the case of (2) and (3), converted into sterling (if expressed in a currency other than sterling) at such rate of exchange Independently Determined to be the spot rate at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

                  OFFICIAL LIST means the official list of the United Kingdom Listing Authority for the purposes of Part VI of the Financial Services and Markets Act 2000.

                  RELEVANT STOCK EXCHANGE means at any time, in respect of the Shares, the Official List and/or, as the context requires, the market for listed securities of the London Stock Exchange or, if the Shares are not at that time so listed, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

                  SECURITIES includes, without limitation, shares in the share capital of the Company.

         (C) If an effective resolution is passed during the Subscription Period for the voluntary winding up of the Company then:

                  (i) if such winding up be for the purpose of a reconstruction or amalgamation pursuant to a scheme or arrangement to which the Warrant Holders have consented by means of a Extraordinary Resolution, the terms of such scheme or arrangement shall be binding on all the Warrant Holders; and

                  (ii) in any other case, the Company shall forthwith publish a notice in accordance with the provisions of Condition 12, stating that such a resolution has been passed and the Warrant Holder shall be entitled at any time within three months after the date such notice is published to elect by notice in writing to the specified office of the Registrar to be treated as if he had, immediately before the date of the passing of the winding up resolution, exercised his Warrants and he shall be entitled to receive out of the assets which would otherwise be available in the liquidation to the holders of Shares, such a sum

                           (if any) as he would have received had he been the holder of and paid for the Shares to which he would have become entitled by virtue of such exercise, after deducting from such sum an amount equal to the moneys which would have been payable by him in respect of such Shares if he had exercised his Warrants but nothing contained in this sub-paragraph shall have the effect of requiring the Warrant Holder to make any actual payment to the Company.

6. The provisions for convening meetings of Warrant Holders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of the Conditions, shall be as set out in
         Schedule 4 to the Deed Poll. An Extraordinary Resolution duly passed in accordance with the provisions of Schedule 4 to the Deed Poll at any meeting of the Warrant Holders shall be binding on all Warrant Holders, whether present or not.

7. Should any Warrant Certificate be mutilated, defaced, lost, stolen or destroyed it may be replaced at the Specified Office upon payment by the claimant of such costs incurred in connection therewith and on such terms as to evidence and indemnity as the Registrar and the Company may reasonably require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

8. Title to a Warrant in certificated form shall be transferable in any usual or common form or in any other form which may be approved by the Directors in units or multiples of one Warrant (provided that title to the Warrants comprised in a Warrant Certificate shall pass only on registration in the Register). The Company may deem and treat the Warrant Holder in certificated form as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary (except as ordered by a court of competent jurisdiction or required by law) and shall not (except as aforesaid) be bound to recognise any equitable or other claim to an interest in such Warrant. Transfers of Warrants in certificated form may be effected by delivery of the Warrant Certificate to the Specified Office with a completed form of transfer executed by the Warrant Holder without charge, but upon (i) payment of any taxes, duties and other governmental charges, (ii) the Registrar being satisfied with the evidence of title and identity of the person requesting transfer and of due execution of the transfer and subject to such reasonable regulations as the Registrar and the Company may prescribe. The Registrar will, within five London Business Days of such delivery, deliver at its Specified Office to the transferee or (subject to any applicable laws and regulations) despatch by mail (at the risk of the transferee) to such address as the transferee may request, a new Warrant Certificate in respect of the Warrant transferred. In the case of transfer of some only of the Warrants represented by the Warrant Certificate, a new Warrant Certificate in respect of the balance of the Warrants will be so delivered or despatched without charge to the transferor.

         For so long as a Warrant is held in uncertificated form, the person (other than a clearing system) who is for the time being shown in the Operator register as the Warrant Holder (an ACCOUNTHOLDER) (in which regard any certificate or other document issued by the Operator as to the amount of Warrants standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such amount of Warrants (and the expression Warrant Holder and holding Warrants shall be construed accordingly).

         Warrants held in uncertificated form may be transferred in accordance with the CREST Regulations.

         No Warrant, either in certificated or uncertificated form, shall be transferable or exercisable until the Effective Date.

         If the Effective Date does not occur on or prior to the date falling thirty calendar days after the issue of the Warrants, the Warrants automatically become void.

9. The Company has the right to terminate the appointment of the Registrar provided that it will at all times maintain a Registrar with a specified office in England. Not less than 30 days' notice of any such termination or appointment shall be given by the Company to the Warrant Holders in accordance with Condition 12.

10. The Company will pay any United Kingdom stamp, issue, registration or similar taxes and any capital duties imposed on the Company in the United Kingdom (i) in connection with the issue of Shares on exercise of the Subscription Rights, except where the Shares are issued to a person whose business is, or includes, issuing depositary receipts, or a nominee of or agent for such a person, or a person whose business is, or includes, the provision of clearance services for the purchase or sale of chargeable securities, or a nominee of or agent for such a person, or (ii) payable upon the Deed Poll being produced in evidence in any proceedings in connection with the enforcement of the Deed Poll, the Warrants or the Subscription Rights.

         For the avoidance of doubt, other than United Kingdom taxes and duties imposed on the Company, the Company is not responsible for the payment of any taxes, duties and other governmental charges as may be payable in relation to the transfer of a Warrant.

11. All notices to be given hereunder by Warrant Holders to the Registrar shall be delivered at, or mailed by pre-paid air-mail to, the Specified Office for the time being of such person and shall be deemed to have been given upon delivery or, in the case of mailing, upon receipt thereof.

12. All notices to be given to Warrant Holders holding Warrants in certificated form pursuant to these Conditions will be duly given if sent in the manner and to the address provided for in Schedule 3 to the Deed Poll. All notices to be given to Warrant Holders holding their Warrants in uncertificated form will be given by delivery of the relevant notice to the Operator for transmission to Warrant Holders.

13. Warrant Holders are deemed to have notice of all the provisions of the Deed Poll and such provisions are binding on them. Copies of the Deed Poll will be available for inspection at the Specified Office.

14. The Warrants are governed by, and shall be construed in accordance with, the laws of England.

         The English Courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Warrants and the Company and each Warrant Holder irrevocably submit to the exclusive jurisdiction of the English courts.

         The Company and each Warrant Holder irrevocably waive any objection to the English Courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

                                SPECIFIED OFFICE
                                    REGISTRAR
                       Computershare Investor Services PLC
                                  The Pavilions
                                 Bridgwater Road
                                     Bristol
                                    BS99 7NH

                                   SCHEDULE 3

            PROVISIONS AS TO TRANSFER, TRANSMISSION AND OTHER MATTERS

The provisions set out in this Schedule only apply to Warrants issued in certificated form.

1. An accurate Register of the Warrants will be kept by the Registrar and there shall be entered in the Register:

         (a) the names and addresses of the persons for the time being entitled to be registered as Warrant Holders;

         (b) the number of the Warrants held by every such registered Warrant Holder; and

         (c) the date at which the name of every such registered Warrant Holder is entered in respect of the Warrants standing in his name.

2. Any change of name or address on the part of any Warrant Holder shall forthwith be notified to the Registrar and thereupon the Register shall be altered accordingly. The Warrant Holders or any of them and any person authorised by any such Warrant Holder shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same or any part thereof by means of taking notes or the transcription of information.

3. The Company shall be entitled to treat the registered Warrant Holder as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claims to or interest in such Warrant on the part of any other person whether or not it shall have express or other notice thereof.

4. Every Warrant Holder will be recognised by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Warrants.

5. Every transfer of Warrant shall be made by an instrument of transfer substantially in the form set out in Schedule 1 to the Deed Poll or in any other form which may be approved by the Directors, and copies of which may be obtainable from the Specified Office.

6. The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee. The transferor shall be deemed to remain the Warrant Holder until the name of the transferee is entered in the Register in respect thereof.

7. The Directors may decline to recognise any instrument of transfer unless such instrument is deposited at the Specified Office accompanied by (i) the Warrant Certificate to which it relates, (ii) such other evidence (including legal opinions) as the Directors may reasonably require to show the right of the transferor to make the transfer and
         (iii) such evidence as the Company and the Registrar may require of the payment of any taxes, duties and other governmental charges as may be payable in relation thereto (other than United Kingdom taxes and duties imposed on or payable by the Company). The Directors may waive production of any certificate upon evidence satisfactory to them of its loss or destruction together with such indemnity and any fee as they may require.

8. No fee shall be charged for any registration of a transfer of a Warrant.

9. No fee shall be charged for the registration of any other document which in the opinion of the Directors requires registration.

10. The transfer books and the Register may be closed for such period as the Directors may from time to time direct, but so that the same may not be closed for a longer period in aggregate than thirty London Business Days in any one year.

11. Any transfer made while the Register is so closed shall, as between the Company and the person claiming under the transfer (but not otherwise), be considered as made immediately after the reopening of the Register.

12. The registration of a transfer shall be conclusive evidence of the approval by the Directors of the transfer.

13. In the case of the death of a Warrant Holder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his Warrants, but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any Warrant solely or jointly held by him.

14. Subject to any other provision herein contained any person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrant Holder or otherwise than by transfer may, upon producing such evidence of title as the Directors of the Company shall require, and subject as hereinafter provided, be registered himself as holder of the Warrant.

15. Subject to any other provision herein contained, if the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. All the limitations, restrictions and provisions herein contained relating to the right to transfer and the registration of transfers of Warrants shall be applicable to any such notice of transfer as aforesaid as if the death or bankruptcy of the Warrant Holder had not occurred and the notice of transfer were a transfer executed by such Warrant Holder.

16. A person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrant Holder shall be entitled to receive and may give good discharge for any monies payable in respect thereof, but shall not be entitled to receive notices of or to attend or vote at meetings of the Warrant Holders or, save as aforesaid, to any of the rights or privileges of a Warrant Holder until he shall have become a Warrant Holder in respect of the Warrant.

17. Every Warrant Holder shall register with the Registrar an address either in the United Kingdom or elsewhere to which notices can be sent and if any Warrant Holder shall fail so to do notice may be given to such Warrant Holder by sending the same in any of the manners hereinafter mentioned to his last known place of business or residence or, if these be none, by posting the same for three days at the registered office for the time being of the Company.

18. A notice given subject to the provisions of this paragraph may be given by personal delivery or prepaid letter by first class post (airmail in the case of an address outside the United Kingdom). In proving service thereof it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and stamped and was deposited in a post box or at the post office.

19.      A notice given pursuant to the provisions of paragraph 18 of this
         Schedule:

         (a) delivered to the registered address shall be deemed to have been served at the time of delivery;

         (b) sent by prepaid letter by first class post to an address in the United Kingdom shall be deemed to have been served on the third day following its posting;

         (c) sent by prepaid airmail letter to an address outside the United Kingdom shall be deemed to have been served on the fifth day following its posting.

20. All notices given pursuant to the provisions of paragraph 18 of this Schedule with respect to Warrants standing in the names of joint holders shall be given to whichever of such persons is named first in the Register and such notice so given shall be sufficient notice to all the holders of such Warrants.

21. Any person who by operation of law, transfer or other means whatsoever shall become entitled to any Warrant shall be bound by every notice in respect of such Warrant which previously to his name and address being entered on the Register shall be duly given to the person from whom he derives his title to such Warrant.

22. Any notice given pursuant to the provisions of paragraph 18 of this Schedule or document delivered or sent by post or left at the registered address of any Warrant Holder in pursuance of these presents shall, notwithstanding such Warrant Holder be then deceased and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any Warrants whether held solely or jointly with other persons by such Warrant Holder until some other person be registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his or her executors or administrators and all persons (if any) jointly interested with him in any such Warrant.

23. When a given number of days' notice or notice extending over any other period is required to be given, the day of service shall, but the day upon which such notice will expire shall not, be included in such number of days or other period. The signature to any notice to be given by the Company may be written or printed.

                                   SCHEDULE 4

                  PROVISIONS AS TO MEETINGS OF WARRANT HOLDERS

1. The Company at any time may, and upon a request in writing of the Warrant Holders holding not less than one-tenth of the Warrants for the time being outstanding shall, convene a meeting of the Warrant Holders. Every such meeting shall be held at such place as the Directors of the Company may approve.

2. At least fourteen clear days' notice shall be given to the Warrant Holders in accordance with the provisions of paragraph 18 of Schedule 3 and of Condition 12 of a meeting of Warrant Holders. The notice shall specify the day, time and place of the meeting and the terms of the resolutions to be proposed. The accidental omission to give notice pursuant to paragraph 18 of Schedule 3 to or the non-receipt of any such notice by any of the Warrant Holders shall not invalidate the proceedings at any meeting.

3. A person (who may, but need not be, a Warrant Holder) nominated in writing by the Company shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for the holding of such meeting the Warrant Holders present shall choose one of their number to be chairman.

4. At any such meeting two or more persons being Warrant Holders and/or being proxies and being or representing in the aggregate the holders of not less than ten per cent. of the Warrants for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for the passing of an Extraordinary Resolution shall be two or more persons being Warrant Holders and/or being proxies and being or representing in the aggregate the holders of not less than a clear majority of the Warrants for the time being outstanding.

5. If within half an hour after the time appointed for any meeting a quorum is not present, the meeting shall, if convened upon the requisition of Warrant Holders, be dissolved. In any other case it shall stand adjourned for such period, not being less than fourteen days nor more than twenty-eight days, and to such time and place, as may be appointed by the chairman. At such adjourned meeting two or more persons present in person being Warrant Holders or being proxies (whatever the number of the Warrants so held or represented) shall for all purposes form a quorum and shall have the power to pass any resolution (including an Extraordinary Resolution) and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

6. The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7. At least ten days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting, and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting.

8. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which the chairman may be entitled as a Warrant Holder or as a proxy.

9. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or by one or more persons being Warrant Holders or being proxies and being or representing in the aggregate the holders of not less than ten per cent. of the Warrants then outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10. If at any meeting a poll is so demanded, it shall be taken in such manner and, subject as hereinafter provided, either at once or after any adjournment, as the chairman directs, and the result of such poll shall be deemed to be the resolution as at the date of the taking the poll of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11. Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12. The Company (through its representatives) and legal and financial advisers shall be entitled to attend and speak at any meeting of the Warrant Holders. Save as aforesaid, no person shall be entitled to attend or vote at any meeting of the Warrant Holders or to join with others in requesting the convening of such a meeting unless he is a Warrant Holder or the duly authorised representative of a corporate Warrant Holder or a duly appointed proxy. Neither the Company nor any Subsidiary of the Company shall be entitled to vote in respect of Warrants held by it or on its behalf nor shall the holding of any such Warrants count towards a quorum.

13.      Subject as provided in paragraph 12 hereof, at any meeting:

         (a) on a show of hands every Warrant Holder who is present in person or (in the case of a corporation) by a duly authorised representative and every person who is a proxy shall have one vote; and

         (b) on a poll every Warrant Holder who is present in person or by proxy as aforesaid shall have one vote in respect of each Warrant held by him.

         Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14.      A proxy need not be a Warrant Holder.

15. A meeting of the Warrant Holders shall in addition to all other powers (but without prejudice to any powers conferred on other persons by these presents) have the following powers exercisable by Extraordinary Resolution, namely:

         (a) power to sanction any compromise or arrangement proposed to be made between the Company and the Warrant Holders or any of them;

         (b) power to sanction any proposal by the Company for modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Warrant Holders against the Company whether such rights shall arise under these presents or otherwise;

         (c) power to sanction any proposal by the Company for the exchange or substitution for the Warrants of, or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock or other obligations or securities of the Company, or any other body corporate formed or to be formed;

         (d) power to assent to any modification of the conditions to which the Warrants are subject and/or the provisions contained in these presents which shall be proposed by the Company;

         (e) power to authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolutions;

         (f) power to discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under these presents or the Conditions;

         (g) power to give any authority direction or sanction which under the provisions of these presents or the Conditions is required to be given by Extraordinary Resolution; and

         (h) power to appoint any persons (whether Warrant Holders or not) as a committee or committees to represent the interests of the Warrant Holders and to confer upon such committee or committees any powers or discretions which the Warrant Holders could themselves exercise by Extraordinary Resolution.

16. Any resolution passed at a meeting of the Warrant Holders duly convened and held shall be binding upon all the Warrant Holders, whether present or not present at such meeting, and each of the Warrant Holders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justified the passing thereof.

17. The expression EXTRAORDINARY RESOLUTION when used in these presents means a resolution passed at a meeting of the Warrant Holders duly convened and held and carried by a majority consisting of not less than three-fourths of the votes cast upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on a poll.

18. Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if the same are signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Warrant Holders, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

19. Subject to all other provisions contained in these presents the Company may without the consent of the Warrant Holders prescribe such further regulations regarding the holding of

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         meetings of Warrant Holders and attendance and voting thereat as the
         Company may at its sole discretion determine.